UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2026

Cycurion, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-41214	86-3720717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1640 Boro Place, Suite 420C McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code: (888) 341-6680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CYCU	The NASDAQ Stock Market LLC
Redeemable warrants, each exercisable for one share of common stock at an exercise price of $345.00 per share	CYCUW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on June 24, 2026, Cycurion, Inc., a Delaware corporation (the “Company” or “Buyer”), entered into an Asset Purchase Agreement (the “Acquisition Agreement”) with Kustom Entertainment, Inc. (“Seller”). Pursuant to the Acquisition Agreement, the Company will acquire from Seller all assets relating to Seller’s video-solutions division, including the development, sale, licensing, support and servicing of video hardware, camera products, platforms, software and software solutions (the “Business”). Pursuant to the Acquisition Agreement, Seller will sell, transfer, convey, assign and deliver to the Company all of Seller’s right, title and interest in all assets, claims, rights and interests used primarily in or held for use in the Business.

On July 23, 2026, the Company entered into an Amendment No. 1 and Forbearance / Extension Agreement to Asset Purchase Agreement (the “Amendment Agreement”) with Seller. Pursuant to the Amendment Agreement, the parties agreed to temporarily forbear from exercising any rights arising from the failure to consummate the transaction by the original closing date and to extend the anticipated closing date of the transaction to on or about September 15, 2026, subject to the terms and conditions set forth in the Amendment Agreement.

As consideration for such extension, the Company agreed to (i) make an immediate, non-refundable cash payment to Seller of $250,000 and (ii) replace the 2,000,000 warrants contemplated by the Acquisition Agreement with shares of the Company’s Series H Preferred Stock (the “Series H Preferred Stock”) having an aggregate stated value of $600,000.

The Series H Preferred Stock accrues dividends at a rate of 12.0% per annum on the stated value, payable quarterly. Each share of Series H Preferred Stock is convertible into shares of the Company’s common stock at a conversion rate equal to the stated value thereof plus accrued but unpaid dividends, divided by $1.45 per share.

The Registration Rights Agreement entered into in connection with the Acquisition Agreement was amended pursuant to the Amendment Agreement to provide that the registration rights thereunder will apply to all shares of the Company’s common stock issuable upon conversion of, or as payment of dividends on, the Series H Preferred Stock.

All conditions precedent under the Acquisition Agreement have been fully satisfied or waived, and the parties remain aligned to complete the transaction on or before the extended closing date.

Except as expressly modified by the Amendment Agreement, all provisions of the Acquisition Agreement remain unchanged and in full force and effect. In the event of any inconsistency between the Amendment Agreement and the Acquisition Agreement, the Amendment Agreement shall control.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Amendment No. 1 and Forbearance / Extension Agreement to Asset Purchase Agreement, dated July 23, 2026, by and between Cycurion, Inc. and Kustom Entertainment, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCURION, INC.

Date:	July 31, 2026	By:	/s/ L. Kevin Kelly
		Name:	L. Kevin Kelly
		Title:	Chief Executive Officer